UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):      December 19, 2005
POLYPORE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-119224	57-1006871

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

13800 South Lakes Drive, Charlotte, NC	28273

(Address of Principal Executive Offices)	(Zip Code)
(704) 587-8409
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 19, 2005, Polypore, Inc. (the “Company”) entered into the Third Amendment (the “Third Amendment”) to the Credit Agreement dated as of May 13, 2004, as amended (the “Credit Agreement”), among PP Holding Corporation, the Company, the several banks and other financial institutions or entities from time to time parties thereto, General Electric Capital Corporation, Lehman Commercial Paper Inc. and UBS Securities LLC, as co-documentation agents, Bear Stearns Commercial Lending Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent.
     The parties amended the Credit Agreement for the purpose of providing the Company with additional financial flexibility over the next three years as it seeks to execute its plans to return to growth. This flexibility comes in the form of increasing the permitted leverage ratio and decreasing the required interest coverage ratio by approximately 15% from their current levels for 18 months and then gradually tightening over the next 18 months. Interest rates under the Company’s term loan facilities are, at our option, equal to either an alternate base rate or an adjusted LIBO rate, plus an applicable margin percentage. The Third Amendment raised the applicable margin percentage from 1.25% to 2.00% for alternate base rate loans and from 2.25% to 3.00% for adjusted LIBO rate loans.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE, INC.

/s/ Lynn Amos

Date: December 19, 2005	Lynn Amos Chief Financial Officer